Exhibit 99.1

Marrone Bio Innovations, Inc.

Investor Relations Contacts:

Marrone Bio Innovations, Inc.

James Palczynski

203-682-8229

FOR IMMEDIATE RELEASE

MARRONE BIO INNOVATIONS, INC. CLOSES $9.2 MILLION PUBLIC OFFERING OF

COMMON STOCK WITH FULL EXERCISE OF OVER-ALLOTMENT OPTION

DAVIS, Calif. – April 28, 2017 – Marrone Bio Innovations, Inc. (NASDAQ: MBII or “the Company”), today announced the closing of its previously announced underwritten public offering of registered shares of its common stock for gross proceeds of approximately $9.2 million, which includes the full exercise of the underwriters’ over-allotment option to purchase additional shares. A total of 6,571,429 shares were sold in the offering at a price to the public of $1.40 per share. The net proceeds are expected to be approximately $8.2 million, after deducting underwriting discounts, commissions, and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering primarily for general corporate purposes, which may include operating expenses, working capital to improve and promote its commercially available products, advance product candidates, and expand international presence and commercialization, and general capital expenditures.

National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NasdaqCM: NHLD), acted as sole book-running manager for the offering.

The securities described above were offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-215024), including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (SEC) on January 6, 2017. A final prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and accompanying base prospectus may be obtained by contacting the book-running manager at the following address:

National Securities Corporation

410 Park Ave, 14th Floor

New York, NY 10022

Attn: Marguerite Rogers

Telephone: 212-417-8227

Email: prospectusrequest@nationalsecurities.com

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Marrone Bio Innovations, Inc., and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Marrone Bio Innovations, Inc.

About Marrone Bio Innovations, Inc.

Marrone Bio Innovations, Inc. (NASDAQ: MBII or “the Company”) strives to lead the movement to a more sustainable world through the discovery, development and promotion of biological products for pest management and plant health. The Company’s effective and environmentally responsible solutions help customers operate more sustainably while controlling pests, improving plant health, and increasing crop yields. The Company has five products for agriculture on the market (Regalia®, Grandevo®, Venerate®, and Majestene® and HavenTM), and also distributes Bio-tam 2.0® for Isagro USA in the western U.S. The Company markets Zequanox® for invasive mussels for water markets. Marrone also has a proprietary discovery process, a rapid development platform, and a robust pipeline of pest management and plant health product candidates. At Marrone Bio Innovations, the Company is dedicated to pioneering better biopesticides that support a better tomorrow for users around the globe. For more information, please visit www.marronebio.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the Company’s views as of any subsequent date. Examples of such statements include, but are not limited to, statements relating to use of proceed from the offering. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including any difficulty in obtaining additional financing to meet the Company’s business requirements and service its debt, difficulty in developing, manufacturing, marketing or selling the Company’s products and other factors described in the “Risk Factors” section of the prospectus and the Company’s most recent Annual Report on Form 10-K. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

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